Exhibit 8.1

LIST OF SUBSIDIARIES

1.	Korea Hydro & Nuclear Power Co., Ltd., a company with limited liability incorporated in Korea

2.	Korea South-East Power Co., Ltd., a company with limited liability incorporated in Korea

3.	Korea Midland Power Co., Ltd., a company with limited liability incorporated in Korea

4.	Korea Western Power Co., Ltd., a company with limited liability incorporated in Korea

5.	Korea Southern Power Co., Ltd., a company with limited liability incorporated in Korea

6.	Korea East-West Power Co., Ltd., a company with limited liability incorporated in Korea

7.	Korea Power Engineering Co., Inc., a company with limited liability incorporated in Korea

8.	KPS Co., Ltd., a company with limited liability incorporated in Korea

9.	KEPCO Nuclear Fuel Co., Ltd., a company with limited liability incorporated in Korea

10.	Korea Electric Power Data Network Co., Ltd., a company with limited liability incorporated in Korea

11.	Garolim Tidal Power Plant Co., Ltd., a company with limited liability incorporated in Korea

12.	KEPCO International Hong Kong Ltd., a company with limited liability incorporated in Hong Kong

13.	KEPCO International Philippines Inc., a company with limited liability incorporated in the Philippines

14.	KEPCO Gansu International Ltd., a company with limited liability incorporated in Hong Kong

15.	KEPCO Philippines Holdings Inc., a company with limited liability incorporated in the Philippines

16.	KEPCO Asia International Ltd., a company with limited liability incorporated in Hong Kong

17.	KEPCO Lebanon SARL, a company with limited liability incorporated in Lebanon

18.	KEPCO Neimenggu International Ltd., a company with limited liability incorporated in Hong Kong

19.	KEPCO Philippines Corporation, a company with limited liability incorporated in the Philippines

20.	KEPCO Ilijan Corporation, a company with limited liability incorporated in the Philippines

21.	KEPCO SPC, a company with limited liability incorporated in the Philippines

22.	KEPCO Shanxi International Ltd., a company with limited liability incorporated in the People’s Republic of China

23.	KOMIPO Global Pte Ltd., a company with limited liability incorporated in Singapore

24.	KEPCO Canada Energy Inc., a company with limited liability incorporated in Canada

25.	KEPCO Netherlands B.V., a company with limited liability incorporated in Netherlands

26.	KEPCO Imouraren Uranium Investment Ltd., a company with limited liability incorporated in France

27.	KEPCO Australia Pty. Ltd., a company with limited liability incorporated in Australia

28.	KOSEP Australia Pty. Ltd., a company with limited liability incorporated in Australia

29.	KOMIPO Australia Pty. Ltd., a company with limited liability incorporated in Australia

30.	KOWEPO Australia Pty. Ltd., a company with limited liability incorporated in Australia

31.	KOSPO Australia Pty. Ltd., a company with limited liability incorporated in Australia

All of the foregoing entities do business under their respective names set forth above.